BRUNSWICK CORPORATION
BY-LAWS
AS AMENDED MAY 4, 2016
ARTICLE I
OFFICES
Section1. The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

Section 2. The corporation may also have offices in the City of Lake Forest, State of Illinois, and at such other places as the board of directors may from time to time determine or the business of the corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 1. Meetings of stockholders may be held at such time and place, if any, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The board of directors may, in its sole discretion, determine that the meeting shall not be held at any place, but shall be held solely by means of remote communication, subject to such guidelines and procedures as the board of directors may adopt, as permitted by applicable law.

Section 2. (a) An annual meeting of stockholders shall be held at such time and on such day in the month of April or in such other month as the board of directors may specify by resolution. At the annual meeting the stockholders shall elect, by ballot, a board of directors and transact such other business as may properly be brought before the meeting.

(b) For business to be properly brought before the meeting, it must be: (i) authorized by the board of directors and specified in the notice, or a supplemental notice, of the meeting, (ii) otherwise brought before the meeting by or at the direction of the board of directors or the chairman of the meeting, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder (other than the nomination of a person for election as a director, which is governed by Article III, Section 2 or Article III, Section 3 of these by-laws, as applicable), the stockholder must have given written notice thereof to the Secretary of the corporation (the “Secretary”), delivered or mailed to and received at the principal executive offices of the corporation not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by a stockholder in order to be timely must be received not later than the close of business on the tenth day following the day on which the first public disclosure of the date of the annual meeting was made. Delivery shall be by hand or by certified or registered mail, return receipt requested. In no event shall the public disclosure of an adjournment of an annual meeting commence a new time period for the giving of stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth as to each item of business the stockholder proposes to bring before the meeting: (1) a description of such item and the reasons for conducting such business at the meeting, (2) the name and address, as they appear on the corporation’s records, of the stockholder proposing such business, (3) a representation that the stockholder is a holder of record of shares of stock of the corporation entitled to vote with respect to such business and intends to appear in person or by proxy at the meeting to move the consideration of such business, (4) the class and number of shares of stock of the corporation which are owned beneficially or of record by the stockholder (which information shall be updated by such stockholder as of the record date of the meeting not later than ten days after the record date for the meeting), (5) a description of any agreement, arrangement or understanding with respect to such business between or among the stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing (which information shall be updated by such stockholder as of the record date of the meeting not later than ten days after the record date for the meeting), (6) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the corporation (which information shall be updated by such stockholder as of the record date of the meeting not later than ten days after the record date for the meeting) and (7) any material interest of the stockholder in such business. No business shall be conducted at any annual meeting except in accordance with the procedures set forth in this paragraph (b) or, with respect to the election of directors, the provisions of Article III, Section 2. The chairman of the meeting at which any business is proposed by a stockholder shall, if the facts warrant, determine and declare to the meeting that such business was not properly brought before the meeting in accordance with the provisions of this paragraph (b), and, in such event, the business not properly before the meeting shall not be transacted.

Section 3. Written notice of the annual meeting stating the place, if any, date, hour of meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 4. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the Chairman of the Board and shall be called by the Secretary at the request in writing of a majority of the board of directors. Such request shall state the purpose or purposes of the proposed meeting.

Section 5. Written notice of a special meeting of stockholders stating the place, if any, date, hour of meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting and the purpose or purposes for which the meeting is called shall be given not less than ten nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting. If mailed, such notice shall be deemed to be given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation.

Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. If authorized by the board of directors in accordance with these by-laws and applicable law, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, (1) participate in a meeting of stockholders and (2) be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 8. The Secretary shall prepare, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, the list shall be open to the examination of any stockholder during the whole time thereof on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

Section 9. The Chairman of the Board or, in the Chairman’s absence, such other person as the board of directors shall designate shall preside at any annual or special meeting of stockholders. Such presiding person may adjourn any annual or special meeting of stockholders from time to time to reconvene at the same or some other place, if any, and notice need not be given of any such adjourned meeting if the date, time and place, if any, thereof and the means of remote communication, if any, by which stockholders and proxyholders may be deemed present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting in accordance with Section 3 or Section 5 of this Article II as the case may be.

Section 10. The holders of a majority of the shares of the capital stock of the corporation, issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation or by these by-laws. If a quorum is present when a meeting is convened, the subsequent withdrawal of stockholders, even though less than a quorum remains, shall not affect the ability of the remaining stockholders lawfully to transact business. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified.

Section 11. In matters other than the election of directors, when a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting. A nominee for director shall be elected to the board of directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, that if the number of nominees for director as of the meeting’s record date exceeds the number of directors to be elected at such meeting, then each director to be elected shall be elected by a plurality of the votes cast.

Notwithstanding the foregoing, if the question to be voted upon is one upon which by express provision of the statutes or of the certificate of incorporation or of these by-laws, a different vote is required, such express provisions shall govern and control the decision of such question.
Section 12. (a) At any meeting of the stockholders every stockholder having the right to vote shall be entitled to vote in person. Each stockholder shall have one vote for each share of stock having voting power, registered in his name on the books of the corporation. Except where the transfer books of the corporation shall have been closed or a date shall have been fixed by the board of directors as a record date for the determination of its stockholders entitled to vote, no share of stock shall be voted on at any election for directors which shall have been transferred on the books of the corporation within 20 days next preceding such election of directors.

(b) Voting at meetings of stockholders need not be by written ballot and need not be conducted by inspectors of election unless so required by Section 14 of Article II of these by-laws or so determined by the holders of stock having a majority of the votes which could be cast by the holders of all outstanding stock entitled to vote which are present in person or by proxy at such meeting.

(c) Stock of the corporation belonging to the corporation, or to another corporation if a majority of the shares entitled to vote in the election of directors of such other corporation are held by the corporation, shall neither be entitled to vote nor be counted for quorum purposes. Nothing in this Section 12(c) shall limit the right of the corporation to vote shares of stock of the corporation held by it in a fiduciary capacity.

Section 13. (a) Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy filed with the Secretary before or at the time of the meeting. No such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing with the Secretary an instrument in writing revoking the proxy or another duly executed proxy bearing a later date.

(b) A stockholder may authorize another person or persons to act for such stockholder as proxy (i) by executing a writing authorizing such person or persons to act as such, which execution may be accomplished by such stockholder or such stockholder’s authorized officer, director, partner, employee or agent (or, if the stock is held in a trust or estate, by a trustee, executor or administrator thereof) signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, facsimile signature, or (ii) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission (a “Transmission”) to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such Transmission; provided that any such Transmission must either set forth or be submitted with information from which it can be determined that such Transmission was authorized by such stockholder.

(c) Any inspector or inspectors appointed pursuant to Section 14 of Article II of these by-laws shall examine Transmissions to determine if they are valid. If no inspector or inspectors are so appointed, the Secretary or such other person or persons as shall be appointed from time to time by the board of directors shall examine Transmissions to determine if they are valid. If it is determined that a Transmission is valid, the person or persons making that determination shall specify the information upon which such person or persons relied. Any copy, facsimile telecommunication or other reliable reproduction of such a writing or Transmission may be substituted or used in lieu of the original writing or Transmission for any and all purposes for which the original writing or Transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or Transmission.

Section 14. The corporation shall appoint one or more inspectors (individually an “Inspector,” and collectively the “Inspectors”) to act at any meeting of stockholders and make a written report thereof. The board of directors may designate one or more persons as alternate Inspectors to replace any Inspector who shall fail to act. If no Inspector or alternate is able to act at such meeting, the chairman of the meeting shall appoint one or more other persons to act as Inspectors. Each Inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of Inspector with strict impartiality and according to the best of his or her ability.

Section 15. (a) In order that the corporation may determine the stockholders entitled (i) to notice of or to vote at any meeting of stockholders or any adjournment thereof, (ii) to receive payment of any dividend or other distribution or allotment of any rights, (iii) to exercise any rights in respect of any change, conversion or exchange of stock or (iv) to take, receive or participate in any other action, the board of directors may fix a record date, which shall not be earlier than the date upon which the resolution fixing the record date is adopted by the board of directors and which (1) in the case of a determination of stockholders entitled to notice of or to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, be not more than 60 nor less than ten days before the date of such meeting; and (2) in the case of any other action, shall be not more than 60 days before such action.

(b) If no record date is fixed, (i) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; and (ii) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

(c) A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, but the board of directors may fix a new record date for the adjourned meeting.

ARTICLE III

DIRECTORS

Section 1. The number of directors shall be ten, or such other number as may, from time to time, be determined by the board of directors in a manner consistent with the certificate of incorporation.

Section 2. Subject to the rights of holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, nominations for the election of directors may be made by the board of directors or a committee appointed by the board of directors or by any stockholder entitled to vote in the election of directors generally. Any stockholder who wishes to include nominations for the election of directors in the corporation’s proxy statement for an annual meeting of stockholders must comply with Section 3 of this Article III. This Section 2 of Article III sets forth certain procedures required for stockholders to nominate persons for election to the board of directors to be considered by the stockholders at an annual or special meeting of stockholders if the stockholder does not wish the nomination to be included in the corporation’s proxy statement. Any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder’s intent to make such nomination or nominations has been given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not later than (a) with respect to an election to be held at an annual meeting of stockholders, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was made, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which public disclosure of such meeting is first given to stockholders. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual or special meeting commence a new time period for giving of a stockholder notice as described above. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination; (ii) the name, principal occupation, age, business address and residence address of the person or persons to be nominated; (iii) the class and number of shares of stock of the corporation which are owned beneficially or of record by the stockholder and each nominee (which information shall be updated by such stockholder as of the record date of the meeting not later than ten days after the record date for the meeting); (iv) a representation that the stockholder is the holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (v) whether and the extent to which any hedging or other transaction or series of transactions has been entered into by or on behalf of, or any other agreement, arrangement or understanding (including any short position or any borrowing or lending of shares) has been made, the effect or intent of which is to mitigate loss to or manage risk or benefit of share price changes for, or to increase or decrease the voting power of, such stockholder with respect to any share of stock of the corporation (which information shall be updated by such stockholder as of the record date of the meeting not later than ten days after the record date for the meeting); (vi) a description of all arrangements or understandings between the stockholder and any of its affiliates or associates and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder (which information shall be updated by such stockholder as of the record date of the meeting not later than ten days after the record date for the meeting); (vii) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated by the board of directors; and (viii) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

Section 3. (a) Subject to the terms and conditions set forth in this Section 3, the corporation shall include in its proxy statement for an annual meeting of stockholders the name, together with the Required Information (as defined below), of any person nominated for election to the board of directors by one or more stockholders that satisfy the requirements of this Section 3 (such person or group, the “Eligible Stockholder”), and that expressly elects at the time of providing the written notice required by this Section 3 (a “Proxy Access Notice”) to have its nominee included in the corporation’s proxy materials pursuant to this Section 3. For the avoidance of doubt, the provisions of this Section 3 shall not apply to a special meeting of the stockholders, and the corporation shall not be required to include a director nominee of a stockholder or group of stockholders in the corporation’s proxy statement or form of proxy or ballot for any special meeting of the stockholders. For the purposes of this Section 3:

(i) “Voting Shares” shall mean outstanding shares of capital stock of the corporation entitled to vote generally for the election of directors; and

(ii) a stockholder shall be deemed to “own” only those outstanding shares of Voting Shares of the corporation as to which the stockholder (or any stockholder, fund comprising a Qualifying Fund (as defined below) or beneficial owner whose share ownership is counted for the purposes of qualifying as being an Eligible Stockholder (as specified in paragraph (e) below) and possesses both: (A) the full voting and investment rights pertaining to the shares; and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided, that the number of shares calculated in accordance with clauses (A) and (B) shall not include any shares (1) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar agreement entered into by such stockholder or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding capital stock of the corporation, in any such case which instrument or agreement has, or is intended to have, or if exercised by either party thereto would have, the purpose or effect of reducing in any manner, to any extent or at any time in the future, such stockholder’s or affiliates’ full right to vote or direct the voting of any such shares, and/or hedging, offsetting or altering to any degree gain or loss arising from the full economic ownership of such shares by such stockholder or affiliate, other than any such arrangements solely involving a national or multi-national multi-industry market index. A stockholder shall “own” shares held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has delegated any voting power over such shares by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. A stockholder’s ownership of shares shall be deemed to continue during any period in which the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares within five business days’ notice. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings.

(b) For purposes of this Section 3, the “Required Information” that the corporation will include in its proxy statement is (i) the information concerning the nominee and the Eligible Stockholder that the corporation determines is required to be disclosed in the corporation’s proxy statement by the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) if the Eligible Stockholder so elects, a Stockholder Statement (defined below). Nothing in these by-laws shall limit the corporation’s ability to solicit against and include in the proxy statement its own statement relating to any nominee.

(c) To be valid, a Stockholder’s Proxy Access Notice must be given, either by personal delivery or by United States mail, postage prepaid, to the Secretary not less than 120 days nor more than 150 days prior to the anniversary date that the corporation first mailed its proxy materials for the annual meeting of the previous year; provided, however, that in the event that no annual meeting was held in the previous year or the annual meeting is called for a date that is not within 30 days from the anniversary date of the preceding year’s annual meeting date, written notice by the stockholder in order to be timely must be so received not later than the close of business on the later of 120 days in advance of such annual meeting or ten days following the day on which public disclosure of the date of the annual meeting was made. Delivery shall be by hand, or by certified or registered mail, return receipt requested. In no event shall the public announcement of an adjournment of any annual meeting commence a new time period for giving of a Stockholder’s Proxy Access Notice as described above.

(d) The maximum number of nominees appearing in the corporation’s proxy materials pursuant to this Section 3 with respect to an annual meeting of stockholders shall be the greater of (x) two and (y) a number that does not exceed 20% of the number of directors in office as of the last day on which a Proxy Access Notice may be delivered in accordance with the procedures set forth in this Section 3, or if such amount is not a whole number, the closest whole number below 20% (such number that is the greater of that set forth in clause (x) or (y), the “Permitted Number”); provided, however, that for so long as the corporation has a classified board, in no case shall the number of nominees appearing in the corporation’s proxy materials pursuant to this Section 3 for any annual meeting exceed one-half (1/2) of the number of directors to be elected at such annual meeting (rounded down to the nearest whole number); and provided, further, that the Permitted Number shall be reduced, but not below zero, by:

(i) nominees submitted by an Eligible Stockholder whose nominations for election at such annual meeting are subsequently withdrawn;

(ii) nominees submitted by an Eligible Stockholder who the board of directors decides to nominate for election at such annual meeting;

(iii) the number of directors in office or director candidates that in either case will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders; and

(iv) the number of incumbent directors who had been nominees submitted by an Eligible Stockholder at any of the preceding two annual meetings of stockholders;

provided, further, that in the event that one or more vacancies for any reason occurs on the board of directors at any time before the date of the annual meeting and the board of directors resolves to reduce the size of the board of directors in connection therewith, the Permitted Number shall be calculated based on the number of directors in office as so reduced.

In the event that the number of nominees submitted by Eligible Stockholders pursuant to this Section 3 exceeds the Permitted Number, each Eligible Stockholder will select one nominee for inclusion in the corporation’s proxy materials until the Permitted Number is reached, going in order of the amount (largest to smallest) of common shares of the corporation each Eligible Stockholder disclosed as owned in its Proxy Access Notice submitted to the corporation. If the Permitted Number is not reached after each Eligible Stockholder has selected one nominee, this selection process will continue as many times as necessary, following the same order each time, until the Permitted Number is reached.

(e) An “Eligible Stockholder” is one or more stockholders who owns and has owned, or is acting on behalf of one or more beneficial owners who own and have owned, continuously for at least three years as of both the date that the Proxy Access Notice is received by the corporation pursuant to this Section 3, and the record date for determining stockholders eligible to vote at the annual meeting, capital stock of the corporation representing at least 3% of the Voting Shares (the “Proxy Access Request Required Shares”), and who continue to own the Proxy Access Request Required Shares at all times between the date such Proxy Access Notice is received by the corporation and the date of the applicable annual meeting of stockholders, provided that the aggregate number of Stockholders, and, if and to the extent that a stockholder is acting on behalf of one or more beneficial owners, of such beneficial owners, whose share ownership is counted for the purpose of satisfying the foregoing ownership requirement shall not exceed 20. Two or more funds that are part of the same family of funds or sponsored by the same employer (a “Qualifying Fund”) shall be treated as one stockholder for the purpose of determining the aggregate number of stockholders in this Section 3, provided that each fund comprising a Qualifying Fund otherwise meets the requirements set forth in this Section 3. No stockholder may be a member of more than one group constituting an Eligible Stockholder under this Section 3 for purposes of any applicable annual meeting of stockholders. A stockholder of record acting on behalf of a beneficial owner will be counted as a stockholder only with respect to the shares owned by beneficial owners on whose behalf such stockholder has been directed in writing to act, and, with respect to the shares covered by such directions, will be deemed to be the same stockholder as the beneficial owner for purposes of determining the number of stockholders whose holdings may be considered as part of an Eligible Stockholder’s holdings.

(f) No later than the final date when a nomination pursuant to this Section 3 may be delivered to the corporation, an Eligible Stockholder (including each stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) must provide the following information in writing to the Secretary:

(i) the name and address of, and number of shares of capital stock of the corporation owned by such person;

(ii) one or more written statements from the stockholder of the shares (and from each intermediary through which the shares are or have been held during the requisite three-year holding period) verifying that, as of a date within seven calendar days prior to the date the Proxy Access Notice is delivered to or mailed to and received by the corporation, such person owns, and has owned continuously for the preceding three years, the Proxy Access Request Required Shares, and such person’s agreement to provide, (A) within ten days after the record date for the annual meeting, written statements from the stockholder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through the record date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares, (B) within ten days after the anniversary date of the annual meeting, written statements from the stockholder and intermediaries verifying such person’s continuous ownership of the Proxy Access Request Required Shares through such anniversary date, together with any additional information reasonably requested to verify such person’s ownership of the Proxy Access Request Required Shares, and (C) immediate notice if the Eligible Stockholder ceases to own any of the Proxy Access Request Required Shares prior to the date of the applicable annual meeting of stockholders;

(iii) any information relating to such Eligible Stockholder (including any Stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) and their respective affiliates or associates or others acting in concert therewith, and any information relating to such Eligible Stockholder’s nominee(s), in each case that would be required to be disclosed in a proxy statement and form of proxy or other filings required to be made in connection with solicitations of proxies for the election of such nominee(s) in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iv) a description of (A) all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, (B) any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director, and (C) any other material relationships, between or among the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) and its or their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each of such Eligible Stockholder’s nominees, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K (or successor rule) if the Eligible Stockholder (including any stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder), or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(v) the details of any position of the nominee as an officer or director of any competitor of the corporation (that is, any entity that provides products or services that compete with or are alternatives to the principal products produced or services provided by the corporation or its affiliates), within the three years preceding the submission of the Proxy Access Notice;

(vi) the written consent of the nominee to being named in the corporation’s proxy statement and form of proxy card as a nominee and to serving as a director if elected;

(vii) the written agreement of the nominee that (A) the nominee agrees, if elected, to adhere to the corporation’s Principles and Practices and Code of Conduct and any other publicly available corporation policies and guidelines applicable to directors, and (B) that the nominee is not and will not become a party to any compensatory, payment or other financial agreement, arrangement or understanding with any person or entity in connection with his or her nomination, service or action as a director of the corporation, or any agreement, arrangement or understanding with any person or entity as to how the nominee would vote or act on any issue or question as a director, in each case that has not been disclosed to the corporation on the Proxy Access Notice;

(viii) a representation that such stockholder (A) acquired the Proxy Access Request Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and does not presently have such intent, (B) has not nominated and will not nominate for election to the board of directors at the annual meeting any person other than the nominee(s) being nominated pursuant to this Section 3, (C) has not engaged and will not engage in, and has not and will not be a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting of stockholders, other than its nominee(s) or a nominee of the board of directors, (D) will not distribute to any stockholder of the corporation any form of proxy for the annual meeting other than the form distributed by the corporation and (E) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading and otherwise comply with all applicable laws, rules and regulations in connection with any actions taken pursuant to this Section 3;

(ix) in the case of a nomination by a group of stockholders that together is such an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all members of the nominating stockholder group with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(x) an undertaking that such person agrees to (A) assume all liability stemming from, and indemnify and hold harmless (jointly with all other members of group of stockholders that together is an Eligible Stockholder, if applicable) the corporation and each of its directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, and (B) file with the Securities and Exchange Commission any solicitation of the corporation’s stockholders by the Eligible Stockholder relating to the annual meeting at which the nominee will be nominated.

In addition, no later than the final date on which a Proxy Access Notice may be submitted under this Section 3, a Qualifying Fund whose share ownership is counted for purposes of qualifying as an Eligible Stockholder must provide to the Secretary documentation reasonably satisfactory to the board of directors that demonstrates that the funds comprising the Qualifying Fund are either part of the same family of funds or sponsored by the same employer. In order to be considered timely, any information required by this Section 3 to be provided to the corporation must be supplemented (by delivery to the Secretary) (x) no later than five days following the record date for the applicable annual meeting, to disclose the foregoing information as of such record date, and (y) no later than five days before the annual meeting to disclose the foregoing information as of the date that is ten days prior to such annual meeting. For the avoidance of doubt, the requirement to update and supplement such information shall not permit any Eligible Stockholder or other person to change or add any proposed nominee or to change the identity of any member of a group that together is an Eligible Stockholder.

(g) The Eligible Stockholder may provide to the Secretary, at the time the information required by this Section 3 is originally provided, a written statement for inclusion in the corporation’s proxy statement for the annual meeting, not to exceed 500 words, in support of the Eligible Stockholder’s nominee’s candidacy (the “Stockholder Statement”). Notwithstanding anything to the contrary contained in this Section 3, the corporation may omit from its proxy materials any information or Stockholder Statement or any portion thereof that it, in good faith, believes is materially false or misleading, omits to state any material fact, or would violate any applicable law or regulation.

(h) At the request of the corporation, each nominee must:

(i) tender to the corporation an irrevocable resignation, in a form to be provided by the corporation, which resignation shall become effective upon a determination by the board of directors or any committee thereof that (A) the Proxy Access Notice pursuant to which the nominee’s information was included in the corporation’s proxy statement was not filed by stockholders constituting an Eligible Stockholder (or was filed by stockholders that prior to the applicable meeting ceased to be an Eligible Stockholder), or (B) that the nominee breached or failed to comply with the provisions of this Section 3;

(ii) submit to any background check (including fingerprint analysis) that may be required by any federal or state statute or regulations applicable to, or by any regulatory authority having jurisdiction over, the operations of the corporation or its subsidiaries or affiliates;

(iii) complete, sign and submit all questionnaires required of the corporation’s directors (which form of questionnaire shall be provided by the Secretary upon written request); and

(iv) provide such additional information as necessary or appropriate to permit the board of directors to determine (A) if such nominee is independent under the listing standards of each principal U.S. exchange upon which the common shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing the independence of the corporation’s directors, (B) if such nominee has any direct or indirect relationship with the corporation, and (C) if such nominee is not and has not been subject to any event specified in Rule 506(d)(1) of Regulation D (or successor rule) under the Securities Act of 1933 or Item 401(f) of Regulation S-K (or successor rule) under the Exchange Act.

In the event that any information or communications provided by the Eligible Stockholder (or any stockholder group, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) or the nominee to the corporation or its stockholders ceases to be true and correct in all material respects or omits a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading, each Eligible Stockholder or nominee, as the case may be, shall promptly (and in any event within 48 hours of discovering such misstatement or omission) notify the Secretary of any defect in such previously provided information and of the information that is required to correct any such defect.

(i) Any nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (i) withdraws from or becomes ineligible or unavailable for election at that annual meeting, or (ii) does not receive at least 25% of the votes cast in favor of the nominee’s election, will be ineligible to be a nominee pursuant to this Section 3 for the next two annual meetings. Any nominee who is included in the corporation’s proxy statement for a particular annual meeting of stockholders, but subsequently is determined not to satisfy the eligibility requirements of this Section 3 or any other provision of the corporation’s certificate of incorporation, by-laws or other applicable regulation any time before the annual meeting of stockholders, will not be eligible for election at the relevant annual meeting of stockholders and may not be substituted by the Eligible Stockholder that nominated such nominee.

(j) The corporation shall not be required to include, pursuant to this Section 3, a nominee in its proxy materials for any meeting of stockholders, or, if the proxy statement already has been filed, to allow the nomination of a nominee, notwithstanding that proxies in respect of such vote may have been received by the corporation, if:

(i) the corporation receives a notice that a stockholder intends to nominate a candidate for director at the annual meeting pursuant to the advance notice requirements set forth in Section 2 of this Article III;

(ii) the nominee or the Eligible Stockholder (or any Stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) who has nominated such nominee has engaged in or is currently engaged in, or has been or is a “participant” in another person’s, “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a director at the annual meeting other than its nominee(s) or a nominee of the board of directors;

(iii) the Eligible Stockholder or the designated lead group member, as applicable, or any qualified representative thereof, does not appear at the annual meeting of stockholders to present the nomination in accordance with this Section 3;

(iv) the nominee is not independent under the listing standards of each principle U.S. exchange upon which the common shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission and any publicly disclosed standards used by the board of directors in determining and disclosing independence of the corporation’s directors, in each case as determined by the board of directors;

(v) the nominee’s service as a member of the board of directors would violate or cause the corporation to be in violation of these by-laws, the certificate of incorporation, the rules and listing standards of the principle U.S. exchanges upon which the common shares of the corporation are traded, or any applicable law, rule or regulation;

(vi) the nominee is, or has been within the past three years prior to the annual meeting of stockholders, an officer or director of a Competitor (as defined in Section 8 of the Clayton Antitrust Act of 1914) of the corporation of one of its subsidiaries;

(vii) the Eligible Stockholder (or any Stockholder, fund comprising a Qualifying Fund and/or beneficial owner whose share ownership is counted for the purposes of qualifying as an Eligible Stockholder) or applicable nominee otherwise breaches or fails to comply with its obligations pursuant to this Section 3; or

(viii) the Eligible Stockholder ceases to be an Eligible Stockholder for any reason, including but not limited to not owning the Proxy Access Request Required Shares through the date of the applicable annual meeting.

(k) The board of directors (and any other person or body authorized by the board of directors, including, without limitation, the chairman of the relevant annual meeting) shall have the power and authority to interpret this Section 3 and to make any and all determinations necessary or advisable to apply this Section 3 to any persons, facts or circumstances, including the power to determine (i) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (ii) whether a Proxy Access Notice complies with this Section 3, (iii) whether a stockholder nominee satisfies the qualifications and requirements in this Section 3, and (iv) whether any and all requirements of this Section 3 have been satisfied. Any such interpretation or determination adopted in good faith by the board of directors (or any other person or body authorized by the board of directors, including, without limitation, the chairman of the relevant annual meeting) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners). The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the foregoing procedures, and the defective nomination shall be disregarded.

Section 4. The property and business of the corporation shall be managed by its board of directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

MEETINGS OF THE BOARD OF DIRECTORS
Section 5. The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6. The first meeting of each newly elected board shall be held immediately after, and at the same place, if any, as, the annual meeting of stockholders at which such board shall have been elected or at such other time as the board of directors may determine, for the purpose of electing officers, and for the consideration of any other business that may properly be brought before the meeting. No notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present.

Section 7. Regular meetings of the board of directors shall be held on such dates, not less often than once each calendar quarter, as may be fixed from time to time by the board of directors. No notice need be given of such regular meetings. Such meetings shall be held at the Lake Forest office of the corporation or at such other place as the board of directors may determine. Upon the assent, given either verbally or in writing, of a majority of the whole board, any regular meeting may be cancelled, the time changed, or may be held at such other place and time, as a majority of the whole board may designate, either verbally or in writing, upon reasonable notice given to each director.

Section 8. Special meetings of the board of directors may be called by the Chairman of the Board, or by the Secretary on the written request of two directors, to be held either at the Lake Forest office of the corporation or at such other place, if any, as may be convenient and may be designated by the person calling the meeting. Reasonable notice of such special meeting shall be given to each director.

Section 9. (a) At all meetings of the board the presence of a majority of the whole board shall be necessary and sufficient to constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation or by these by-laws. If a quorum shall not be present at any meeting of the board of directors the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(b) A director who is directly or indirectly a party to a contract or transaction with the corporation, or is a director or officer of or has a financial interest in any other corporation, partnership, association or other organization which is a party to a contract or transaction with the corporation, may be counted in determining whether a quorum is present at any meeting of the board of directors or a committee thereof at which such contract or transaction is considered or authorized, and such director may participate in such meeting and vote on such authorization to the extent permitted by applicable law, including Section 144 of the General Corporation Law of the State of Delaware.

COMMITTEES
Section 10. The board of directors may, by resolution passed by a majority of the whole board of directors, designate one or more committees, each committee to consist of one or more directors of the corporation or such higher number as shall be required by the certificate of incorporation. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of the committee, the member or members present at any meeting and not disqualified from voting, whether or not a quorum, may unanimously appoint another member of the board of directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent permitted by law and provided in these by-laws or in the resolution of the board of directors designating such committee, or an amendment to such resolution, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 11. Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article III of these by-laws.

COMPENSATION OF DIRECTORS
Section 12. Directors shall receive such fees and reimbursement of reasonable expenses as may be fixed from time to time by resolution of the board. Members of special or standing committees shall also be allowed such fees and reimbursements for reasonable expenses in connection with service on such committees as may from time to time be fixed by resolution of the board. Such fees may be fixed on the basis of meetings attended or on an annual basis or both and may be payable currently or deferred.

ACTION BY WRITTEN CONSENT
Section 13. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting if all members of the board or committee, as the case may be, consent thereto in writing (which may be in counterparts) or by electronic transmission, and the written consent or consents or electronic transmission or transmissions are filed with the minutes of proceedings of the board of directors or such committee. Such filing shall be made in paper form if the minutes of the corporation are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ACTION BY TELEPHONE OR OTHER COMMUNICATIONS EQUIPMENT
Section 14. Directors may participate in a meeting of the board or any committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

PRESUMPTION OF ASSENT
Section 15. Unless otherwise provided by the laws of the State of Delaware, a director who is present at a meeting of the board of directors or a committee thereof at which action is taken on any matter shall be presumed to have assented to the action taken unless his or her dissent shall be entered in the minutes of such meeting or unless he or she shall file his or her written dissent to such action with the person acting as Secretary of such meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary immediately after the adjournment of such meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

ARTICLE IV

NOTICES

Section 1. (a) Except as otherwise provided by law, the certificate of incorporation or these by-laws, whenever notice is required to be given to any stockholder, director or member of any committee of the board of directors, such notice may be given by (i) personal delivery, (ii) depositing it, in a sealed envelope, in the United States mails, first class, postage prepaid, addressed, (iii) delivering to a company for overnight or second day mail or delivery, (iv) transmitting it via telecopier, or (v) any other reliable means permitted by applicable law (including electronic or Internet mail or transmission) in each case to such stockholder, director or member, either at the address of such stockholder, director or member as it appears on the records of the corporation or, in the case of such a director or member, at his or her business address; and such notice shall be deemed to be given at the time when it is thus personally delivered, deposited, delivered or transmitted, as the case may be. Such requirement for notice shall also be deemed satisfied, except in the case of stockholder meetings, if actual notice is received orally or by other writing by the person entitled thereto as far in advance of the event with respect to which notice is being given as the minimum notice period required by law or these by-laws.

(b) Without limiting the foregoing, any notice to stockholders given by the corporation pursuant to these by-laws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation and shall also be deemed revoked if (1) the corporation is unable to deliver by electronic transmission two consecutive notices given by the corporation in accordance with such consent and (2) such inability becomes known to the Secretary, the transfer agent or other person responsible for the giving of notice; provided, however, that the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action. Notice given by a form of electronic transmission in accordance with these by-laws shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (iii) if by a posting on an electronic network, together with separate notice to the stockholder of such specific posting, upon the later of such posting and the giving of such separate notice; and (iv) if by another form of electronic transmission, when directed to the stockholder.

Section 2. (a) Whenever notice is required to be given by law, the certificate of incorporation or these by-laws to any stockholder to whom (i) notice of two consecutive annual meetings of stockholders and all notices of meetings of stockholders during the period between such two consecutive annual meetings, or (ii) all, and at least two, payments (if sent by first class mail) of dividends or interest on securities of the corporation during a 12-month period, have been mailed addressed to such stockholder at the address of such stockholder as shown on the records of the corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting which shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the corporation a written notice setting forth the then current address of such stockholder, the requirement that notice be given to such stockholder shall be reinstated.

(b) Whenever notice is required to be given by law, the certificate of incorporation or these by-laws to any person with whom communication is unlawful, the giving of such notice to such person shall not be required, and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given.

Section 3. Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors, or members of a committee or directors need be specified in any written waiver of notice.

ARTICLE V

OFFICERS

Section 1. The board of directors shall elect a Chairman of the Board from among its members. The board of directors shall also elect a Chief Executive Officer, Secretary and such other officers as the board of directors determines, none of whom need to be members of the board of directors.

Section 2. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer of the corporation may be removed at any time by the affirmative vote of a majority of the whole board of directors.

Section 3. The officers of the corporation shall have such powers and duties in the management of the corporation as may be prescribed by the board of directors and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the board of directors.

Section 4. The Chief Executive Officer of the corporation shall in general supervise and control all of the business affairs of the corporation, subject to the direction of the board of directors. The Chief Executive Officer may execute, in the name and on behalf of the corporation, any deeds, mortgages, bonds, contracts or other instruments which the board of directors or a committee thereof has authorized to be executed, except in cases where the execution shall have been expressly delegated by the board of directors or a committee thereof to some other officer or agent of the corporation.

Section 5. In addition to such other duties, if any, as may be assigned to the Secretary by the board of directors, the Chairman of the Board, or the Chief Executive Officer, the Secretary shall (i) keep the minutes of proceedings of the stockholders, the board of directors and any committee of the board of directors in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (iii) be the custodian of the records and seal of the corporation; (iv) affix or cause to be affixed the seal of the corporation or a facsimile thereof, and attest the seal by his or her signature, to all certificates for shares of stock of the corporation and to all other documents the execution of which under seal is authorized by the board of directors; and (v) unless such duties have been delegated by the board of directors to a transfer agent of the corporation, keep or cause to be kept a register of the name and address of each stockholder, as the same shall be furnished to the Secretary by such stockholder, and have general charge of the stock transfer records of the corporation.

ARTICLE VI

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1. The corporation shall indemnify to the fullest extent that is lawful, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the corporation) (a “proceeding”) by reason of the fact that he is or was a director or officer of the corporation, or is or was a director or officer of the corporation serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines, taxes, penalties and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding.

Section 2. The corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not he would be entitled to indemnity against the same liability under the provisions of this article.

Section 3. The corporation may enter into an indemnity agreement with any director, officer, employee or agent of the corporation, upon terms and conditions that the board of directors deems appropriate, as long as the provisions of the agreement are not inconsistent with this article.

Section 4. The corporation shall pay or reimburse the reasonable expenses (including attorneys’ fees) incurred by a director or officer of the corporation in defending any proceeding in advance of its final disposition upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts advanced if it should be ultimately determined that he or she is not entitled to be indemnified under this Article VI or otherwise. The corporation may require security for any such undertaking.

Section 5. The rights conferred on any person by this Article VI shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 6. If a claim for indemnification or payment of expenses under this Article VI is not paid in full within 60 days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim. In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.

Section 8. Any repeal or modification of the foregoing provisions of this Article VI shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VII

CERTIFICATES OF STOCK

Section 1. Shares of the corporation’s stock may be certificated or uncertificated. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by the Chairman of the Board, the President or a Vice President and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, designations, preferences and relative, participating, optional and other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions or such preferences and rights shall be set forth in full or summarized on the face or back of any certificate which the corporation shall issue to represent such class or series of stock; provided, however, that, to the full extent allowed by law, in lieu of the foregoing requirements, there may be set forth on the face or back of any certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.

Section 2. Any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

LOST CERTIFICATES
Section 3. The board of directors may direct a new certificate to be issued in place of any certificate previously issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such a manner as the board of directors shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

TRANSFERS OF STOCK
Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

REGISTERED STOCKHOLDERS
Section 5. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the party of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

ARTICLE VIII

GENERAL PROVISIONS

DIVIDENDS

Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

FISCAL YEAR
Section 3. The fiscal year of the corporation shall begin on the first day of January, and terminate on the 31st day of December, in each year.

SEAL
Section 4. The corporate seal, if any, shall have inscribed thereon the name of the corporation, the year of its organization and the words “Incorporated in Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

DEFINITIONS
Section 5. (a) For purposes of these by-laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(b) For purposes of these by-laws, “public disclosure” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

ENFORCEABILITY

Section 6. If any provision of these by-laws shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provision in any other circumstance and of the remaining provisions of these bylaws, and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE IX

AMENDMENTS

Section 1. The holders of shares of capital stock of the corporation entitled at the time to vote for the election of directors shall have the power to adopt, alter, amend, or repeal the by-laws of the corporation by vote of such percentage of such shares as is required by the certificate of incorporation, or if no percentage is specified by the certificate of incorporation, by vote of not less than 66-2/3% of such shares. The board of directors shall also have the power to adopt, alter, amend or repeal the by-laws of the corporation by vote of such percentage of the entire board as is required by the certificate of incorporation, or if no percentage is specified by the certificate of incorporation, by vote of not less than a majority of the entire board.